SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2008

Apollo Resources International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25873	84-1431425
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

EXPLANATORY NOTE:

The Company filed an 8-K dated January 23, 2008 (the “Filing”) and the Company hereby files this form 8-K to update that disclosure.

As of March 26, 2008, Apollo Resources International, Inc. (the “Company”) has not completed its “going private transaction”.  The Company continues to work toward completion of its past due filings and management now expects to complete the filings per the following revised schedule:

FINANCIAL FILING	EXPECTED FILING DATE
10K Annual Report for 2006	April 30, 2008
10Q Quarterly Report for the period ended 3/31/07	May 31, 2008
10Q Quarterly Report for the period ended 6/30/07	June 30, 2008
10Q Quarterly Report for the period ended 9/30/07	June 30, 2008
10K Annual Report for 2007	June 30, 2008

The SEC requires that the Company’s past due filings be current prior to proceeding with the going private transaction.  After reviewing its options over the past several weeks, the Company intends to proceed with its going private transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             Apollo Resources International , Inc. (Registrant)

Date:  March 26, 2008                                                                  By:      /s/ Dennis G McLaughlin, III
                                                  Dennis McLaughlin
                                                                                  CEO